POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a Director of

WHIRLPOOL CORPORATION, a Delaware Corporation (hereinafter called the

("Corporation"), does hereby constitute and appoint ROBERT T. KENAGY,

with full power to act alone, as the true and lawful attorney and agent of the undersigned, with full power of substitution and resubstitution to said attorney, to execute, file or deliver any and all instruments and to do all acts and things that said attorney and agent, deem advisable to enable compliance with the Securities Exchange Act of 1934,

as amended, (the "Act") and any requirements of the Securities and

Exchange Commission in respect thereof, in connection with the filing under the Act of any statements required to be filed pursuant to Section

16(a) of the Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign on behalf of the undersigned as a Director of the Corporation, any Form 3,

Form 4, Form 5 or any such other report, statement or document required to be filed by or on the undersigned's behalf pursuant to said Section

16(a); and the undersigned does hereby fully ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents as of the nineteenth day of April 2005.

HERMAN CAIN